EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864

FEDERAL DEPOSIT INSURANCE CORP

September 30, 2012                                            QUARTERLY REPORT

I am pleased to again report strong financial results for the third quarter of 2012. Net income for the quarter was $5,494,000 and $16,766,000 year-to-date which equates to a superior Return on Average Assets (ROAA) of 1.70% and Return on Average Equity (ROAE) of 12.85%.

You will note that during the third quarter 2012, C&N generated gains from sales of securities totaling $2,430,000, and also incurred a loss from prepayment of borrowings totaling $2,190,000. The security gains were mainly the result of the sale of a previously written off trust-preferred security and the sale mainly of bank stocks. During the quarter the bank prepaid $12,000,000 of long-term borrowings (repurchase agreements) resulting in the loss previously mentioned. Management estimates the effect on the net interest margin for the next several quarters of prepaying the borrowings, as opposed to reinvesting in securities at current market yields, will be a benefit of approximately 0.05%.

I am proud to announce that Citizens & Northern Bank has been ranked Number One in the nation by Bank Director Magazine’s 2012 Bank Performance Scorecard. C&N placed first out of 195 publicly traded financial institutions in the $1 billion - $5 billion category. The 2012 Bank Performance Scorecard uses five key metrics that measure profitability (core return on average assets and core return on average equity); and asset quality (ratio of nonperforming assets to loans and real estate owned, and ratio of net charge offs to average loans). You can read the article and view all of the rankings here: hhtp://www.bankdirector.com/index.php/magazine/archives/3rd-quarter-2012/.

Trust assets under management have grown 19.31% to $707,571,000 over the past year, reflecting the effect of new accounts as well as net appreciation in asset values.

The market value of Citizens & Northern Corporation (CZNC) stock closed the quarter at $19.61 which represents a 31.97% increase over the past twelve months. The stock was trading at 143.03% of tangible common book value.

A weak economy, a prolonged duration of historically low interest rates, increased regulatory costs due to Dodd-Frank and uncertain future tax policy are just a few of the headwinds facing our industry. Citizens & Northern, with its strong capital base, solid earnings history and dedicated workforce is well positioned to deal with the challenges.

I solicit your continued support and welcome your questions.

Charles H. Updegraff, Jr.

Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Charles H. Updegraff, Jr. – Chairman

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810

3 Main Street, CANISTEO, NY 14823

10 N Main Street, COUDERSPORT, PA 16915

111 Main Street, DUSHORE, PA 18614

563 Main Street, EAST SMITHFIELD, PA 18817

104 Main Street, ELKLAND, PA 16920

135 East Fourth Street, EMPORIUM, PA 15834

6250 County Route 64, HORNELL, NY 14843

230-232 Railroad Street, JERSEY SHORE, PA 17740

102 E. Main Street, KNOXVILLE, PA 16928

514 Main Street, LAPORTE, PA 18626

4534 Williamson Trail LIBERTY, PA 16930

1085 S. Main Street, MANSFIELD, PA 16933

612 James Monroe Avenue, MONROETON, PA 18832

3461 Rte.405 Highway, MUNCY, PA 17756

100 Maple Street, PORT ALLEGANY, PA 16743

24 Thompson Street, RALSTON, PA 17763

1827 Elmira Street, SAYRE, PA 18840

2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702

41 Main Street, TIOGA, PA 16946

428 Main Street, TOWANDA, PA18848

Court House Square, TROY, PA 16947

90-92 Main Street, WELLSBORO, PA 16901

130 Court Street, WILLIAMSPORT, PA 17701

1510 Dewey Ave., WILLIAMSPORT, PA 17702

Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES -90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	3RD	2ND	3RD	9 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	SEPT.
	2012	2012	2011	2012	2011
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$13,836	$14,529	$15,317	$43,141	$46,058
Interest Expense	2,228	2,401	3,108	7,131	10,752
Net Interest Income	11,608	12,128	12,209	36,010	35,306
Provision (Credit) for Loan Losses	236	367	(37)	421	(198)
Net Interest Income After Provision (Credit) for Loan Losses	11,372	11,761	12,246	35,589	35,504
Other Income	4,103	4,095	3,999	11,957	10,227
Net Gains on Available-for-sale Securities	2,430	203	26	2,631	2,028
Loss on Prepayment of Borrowings	2,190	143	0	2,333	0
Other Noninterest Expenses	8,207	8,137	8,052	24,861	24,109
Income Before Income Tax Provision	7,508	7,779	8,219	22,983	23,650
Income Tax Provision	2,014	2,094	2,230	6,217	6,423
Net Income	$5,494	$5,685	$5,989	$16,766	$17,227

PER COMMON SHARE DATA:
Net Income – Basic	$0.45	$0.46	$0.49	$1.37	$1.42
Net Income - Diluted	$0.45	$0.46	$0.49	$1.37	$1.42
Dividend Per Share	$0.22	$0.20	$0.15	$0.60	$0.42
Number Shares Used in Computation - Basic	12,244,797	12,225,808	12,150,910	12,225,895	12,167,563
Number Shares Used in Computation - Diluted	12,270,685	12,242,833	12,153,861	12,252,357	12,170,611

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	SEPT. 30,	JUNE 30,	SEPT. 30,
	2012	2012	2011
ASSETS
Cash & Due from Banks	$42,496	$69,158	$55,754
Available-for-sale Securities	487,314	478,368	472,113
Loans Held for Sale	3,846	3,190	1,218
Loans, Net	690,357	696,777	697,702
Intangible Assets	12,098	12,117	12,182
Other Assets	73,898	67,917	73,085
TOTAL ASSETS	$1,310,009	$1,327,527	$1,312,054

LIABILITIES
Deposits	1,013,010	1,029,456	995,730
Repo Sweep Accounts	4,657	4,242	19,234
Total Deposits and Repo Sweeps	1,017,667	1,033,698	1,014,964
Borrowed Funds	104,954	110,038	128,024
Other Liabilities	7,242	7,729	7,856
TOTAL LIABILITIES	1,129,863	1,151,465	1,150,844

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	168,320	165,008	152,726
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	12,278	11,519	8,787
Defined Benefit Plans	(452)	(465)	(303)
TOTAL SHAREHOLDERS' EQUITY	180,146	176,062	161,210
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,310,009	$1,327,527	$1,312,054

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	9 MONTHS ENDED		%
	SEPT. 30,		INCREASE
	2012	2011	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$16,766	$17,227	-2.68%
Return on Average Assets	1.70%	1.75%	-2.86%
Return on Average Equity	12.85%	15.37%	-16.40%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,310,009	$1,312,054	-0.16%
Available-for-Sale Securities	487,314	472,113	3.22%
Loans (Net)	690,357	697,702	-1.05%
Allowance for Loan Losses	7,792	8,177	-4.71%
Deposits and Repo Sweep Accounts	1,017,667	1,014,964	0.27%

Trust Assets Under Management	707,571	593,034	19.31%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$1.37	$1.42	-3.52%
Net Income - Diluted	$1.37	$1.42	-3.52%
Dividends	$0.60	$0.42	42.86%
Common Book Value	$14.70	$13.28	10.69%
Tangible Common Book Value	$13.71	$12.28	11.64%
Market Value (Last Trade)	$19.61	$14.86	31.97%
Market Value / Common Book Value	133.40%	111.90%	19.22%
Market Value / Tangible Common Book Value	143.03%	121.01%	18.20%
Price Earnings Multiple	10.74	7.85	36.82%
Dividend Yield	4.08%	3.77%	8.22%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	12.95%	11.46%	13.00%
Nonperforming Assets / Total Assets	0.79%	0.80%	-1.25%
Allowance for Loan Losses / Total Loans	1.12%	1.16%	-3.45%
Total Risk Based Capital Ratio (a)	22.96%	20.16%	13.89%
Tier 1 Risk Based Capital Ratio (a)	21.72%	18.92%	14.80%
Leverage Ratio (a)	12.04%	10.54%	14.23%

AVERAGE BALANCES
Average Assets	$1,311,347	$1,312,736	-0.11%
Average Equity	$174,002	$149,397	16.47%

(a) Capital ratios for the most recent period are estimated.